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                                                                   EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in this Registration Statement of our report, dated March 17, 1996, relating to the financial statements of ABC Check Cashing, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          William Proper & Company

Beachwood, Ohio
March 3, 1997